UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):            April 15, 2021

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-251829	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 South Ulster Street, Suite 1225 Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2021, the Board of Directors of Assure Holdings Corp. (the “Company”) appointed John Flood to the Board of Directors to serve until the next annual general meeting of the Company or until revocation or his resignation. Mr. Flood has been appointed to serve on the Company’s Audit Committee, Governance, Nomination, and Compensation Committee.

Mr. Flood, age 62, has nearly four decades of capital markets experience, as well as extensive operations, business building and governance expertise. Until retiring in 2019, he served as chairman and managing partner of Craig-Hallum Capital Group (“Craig-Hallum”), an equity research, trading and investment banking firm that Flood co-founded in 1997. At Craig-Hallum, Flood led the investment banking and institutional equity sales teams. He was also a member of Craig-Hallum’s board of governors, and executive, research, banking and M&A committees. Mr. Flood has a Bachelor of Science, Management and Economics, from the University of Minnesota, Carlson School of Management.

Mr. Flood’s compensation consists of (i) a stipend of US$40,000 per annum as member of the Board of Directors of the Company; (ii) a stipend of US$5,000 per annum for each committee Mr. Flood is a member of; and (iii) a grant of 150,000 stock option of the company on April 15, 2021 based on a 5 year term at a strike price of US$1.12 (C$1.40).

The Board of Directors has determined that Mr. Flood is an “independent director” as defined in Rule 5605 of the NASDAQ Stock Market Rules.”  The Company has not engaged in any transaction in which Mr. Flood or a person related to Mr. Flood had a direct or indirect material interest that is reportable under Item 404(a) of Regulation S-K. To the Company’s knowledge, there is no arrangement or understanding between any of its officers or directors and Mr. Flood pursuant to which he was appointed to serve as a director. There are no family relationships between Mr. Flood and any of the officers or directors of the Company.

Item 7.01 Regulation FD

On April 21, 2021, issued a press release announcing the appointment of John Flood to the Board of Directors.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit No.	Name

99.1	Press Release dated April 21, 2021

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: April 21, 2021	By:	/s/ John Farlinger
	Name:	John Farlinger
	Title:	Chief Executive Officer